UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2022

Agentix Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55383

(Commission File Number)

46-2876282

 (IRS Employer Identification No.)

32932 Pacific Coast Highway, #14-254

Dana Point, California 92629

(Address of principal executive offices)(Zip Code)

(321) 229-2014

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Appointment of Director

On June 11, 2022, the board of directors of Agentix Corp. (the “Company”) appointed Salman Hoda as a member of the board of directors of the Company.

Salman Hoda, age 42, has served as our Secretary and Treasurer since December 14, 2020. Since February 2018, Mr. Hoda has owned and operated Salman Hoda Pharma Consulting Inc., of Mississauga, Ontario, a pharmaceutical consulting business. From February 2018 to June 2020, Mr. Hoda acted as Director – Pharmaceutical Program, for Green Sky Labs., Oakville, Ontario. From December 2017 to February 2018, Mr. Hoda was Program Lead – Transformation Office at Apotex Inc., Toronto, Ontario. From June 2017 to December 2017, Mr. Hoda was Manager – Business Development & Portfolio Management, at Apobiologix, Toronto, Ontario, and Manager – Business Evaluations & Development from November 2015 until May 2017. In April 2002. Mr. Hoda obtained an Honours Bachelor of Science from University of Waterloo, of Waterloo, Ontario. In April 2009, he obtained a Masters of Business Administration – Marketing from Rotman School of Management, University of Toronto, Toronto, Ontario.

Salman Hoda Pharma Consulting Inc., an Ontario, Canada, corporation (the “Consultant”), and an entity controlled by Mr. Hoda on the one hand, and a wholly-owned subsidiary of Company on the other hand, are parties to that certain Consulting Agreement (the “Consulting Agreement”), dated October 1, 2020, pursuant to which the Company pays Consultant a monthly fee of $12,500, and Consultant is obligated to manage our consumer healthcare products in partnership with Bionova Lab and our pharmaceutical programs, as well as certain investor relations activities. The Consulting Agreement, terminates on December 31, 2022 (the “Termination Date”), and automatically renews for one-year periods on each anniversary of the Termination Date unless terminated by either the Company or Consultant not less than 90-days notice prior to a date that the Consulting Agreement terminates. Consultant is also eligible to participate in company incentive plans and reimbursement for expenses incurring in the performance of services for the Company.

The Consulting Agreement contains customary terms regarding confidentiality, intellectual property assignment from the Consultant to the Company, and termination by the Company for cause, Termination by the Consultant for good reason, and termination by reason of death or disability. Additionally, either the Company or the Consultant may terminate the Consulting Agreement with 30-days’ notice the parties to the Consulting Agreement.

Mr. Hoda holds, indirectly through the Consultant, 750,000 shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1 #	Consulting Agreement, dated October 1, 2020, by and between alman Hoda Pharma Consulting Inc., an Ontario, Canada, corporation, and the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

# Indicates management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2022	By:	/s/ Rudy Mazzocchi
	Name:	Rudy Mazzocchi
	Title:	President and Chief Executive Officer

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